UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 28, 2010

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(Exact name of Registrant as specified in its charter)
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Commission File Number 272199 100

Iowa (State of Incorporation)	20-4195009 (I.R.S. Employer Identification No.)

2108 140th Avenue, P.O. Box 21
Algona, IA  50511
(Address of Principal Executive Offices)

(515) 395-8888
Registrant’s telephone number, including area code
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                  Other Events.

Foreclosure Proceedings. On April 29, 2010, Summary Judgment and Decree of Foreclosure (“Decree”) was entered against East Fork Biodiesel, LLC (the “Company”) by the Iowa District Court for Kossuth County, Iowa in connection with the June 22, 2009 Petition for Foreclosure filed by Farm Credit Services of America, FLCA (“Farm Credit”).  Farm Credit’s Petition resulted from the Company’s failure to make a $1,825,000 principal payment to Farm Credit which was due on May 20, 2009 under the Company’s $24,500,000 Restated Term Loan Agreement.  Farm Credit has a first mortgage in all of our real estate and a first security interest in all of our equipment and fixtures, including our plant.   The Court’s Decree granted judgment against the Company in the amount of $24,500,000, together with accrued interest as of February 16, 2010 in the amount of $1,236,391.99 for a total of $25,736,391.99, plus interest thereafter in the amount of $5,197.91 per diem.

The Court’s Decree stated that Farm Credit has not waived a deficiency judgment against the Company and that Farm Credit is entitled to a deficiency judgment against the Company.  The Court’s Decree further stated that special execution may issue for sale of the mortgaged real estate and related plant, fixtures and attached equipment (collectively the “real estate and Plant”), that the Company will have 12 months to redeem its interest in the real estate and Plant.  The Company and Farm Credit have agreed that Farm Credit will defer execution on an foreclosure judgment until June 1, 2010 in exchange for the Company’s agreement to maintain the Plant and equipment until June 1, 2010.

The Company expects that Farm Credit will proceed with efforts to scheduling a Sheriff’s Sale sometime after June 1, 2010.  The 1-year redemption period will run from the date that the sale occurs.  If, at the Sheriff’s Sale, Farm Credit  bids in less than the total amount of the Company’s indebtedness, then Farm Credit will have a “deficiency judgment” that it can pursue against the Company’s property other than the real estate and Plant, such as its remaining cash.

Conclusion of the foreclosure process will have a material adverse impact on the Company’s financial condition and results of operations, result in the loss of the most or all of the Company’s operating assets and a permanent shut-down of the plant and cause the Company’s  members to lose most or all of their investment in the Company.

Private Offering. On January 24, 2010, the Company’s Board of Directors commenced a private offering of  subordinated unsecured notes convertible into the Company’s membership units (“convertible debt”). The convertible debt will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The offering is being made to accredited investors, as defined in Regulation D of the Securities Act, including the Company’s existing members who qualify.  The net proceeds from the offering, depending upon whether a sufficient amount is subscribed, will be used to make plant modifications for pretreatment, as well as for working capital, to service the Company’s debt and pay its interim operating expenses.  The offering is for a minimum principal amount of $17,000,000 and a maximum of $27,500,000 of the convertible debt, which upon full conversion  could result in the issuance of approximately 470,000 additional units.

On April 28, 2010, the Company’s Board of Directors approved an extension of the private offering termination date from April 30, 2010 until June 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAST FORK BIODIESEL, LLC

Date: May 5, 2010	By:
Chris Daniel
Chief Executive Officer